Stock Purchase Agreement

                                     between

                             WellTech Eastern, Inc.,

                                       and

                                 Donald R. Jeter









                          Dated as of November 18, 1997

                            Stock Purchase Agreement
This Stock Purchase Agreement (this Agreement) is entered into as of November 18, 1997, by and between WellTech Eastern, Inc., a Delaware corporation (Buyer), and Donald R. Jeter (the Shareholder).
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                                        WITNESSETH:
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Whereas,  Buyer is a corporation  duly organized and validly  existing under the laws of the State of Delaware, with its principal executive offices at Two Tower Center, Tenth Floor, East Brunswick, New Jersey 08816; and

Whereas, Jeter Service Co. (the Company) is a corporation duly organized and validly existing under the laws of the State of Oklahoma, with its principal executive offices at 502 48th, Woodward, Oklahoma 73801; and

Whereas, the Shareholder owns 1,000 shares (the Company Shares) of common stock, par value $1.00 per share, of the Company (the Company Common Stock ), which constitutes all of the issued and outstanding shares of capital stock of the Company; and

Whereas, the Company owns all of the issued and outstanding shares of capital stock of each of (i) Industrial Oilfield Supply, Inc., an Oklahoma corporation (Industrial), (ii) Jeter Well Service, Inc., an Oklahoma corporation (Jeter) and (iii) Jeter Transportation, Inc., an Oklahoma corporation (Transportation); and

Whereas,   Industrial,  Jeter  and  Transportation  are  sometimes  referred  to collectively herein as the Company Subsidiaries and individually as a Company Subsidiary; and

Whereas, the Shareholder desires to sell to Buyer, and Buyer desires to purchase from the Shareholder all of the issued and outstanding capital stock of the Company.

Now, Therefore, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                Purchase and Sale

1.1. Purchase and Sale of the Company Shares. Subject to the terms and conditions of this Agreement, on the date hereof, the Shareholder agrees to sell and convey to Buyer, free and clear of all Encumbrances (as defined in Section
2.1.8.1 hereof), and Buyer agrees to purchase and accept from the Shareholder, all of the Company Shares. In consideration of the sale of the Company Shares, Buyer shall pay to the Shareholder $6,690,000 in cash by wire transfer of immediately available funds, and the Cash Adjustment Payment (as defined in Section 1.3 hereof), if any, in accordance with Section 1.4 hereof.

1.2. Delivery of the Company Certificates. The Shareholder shall deliver to Buyer on the date hereof duly and validly issued certificate(s) representing all of the Company Shares, each such certificate having been duly endorsed in blank and in good form for transfer or accompanied by stock powers duly executed in blank, sufficient and in good form to properly transfer such shares to Buyer.

1.4 Adjustment of Purchase Price. Buyer shall cause to be prepared and delivered to the Shareholder a consolidated balance sheet of the Company and the Company Subsidiaries as of the date hereof (the Final Balance Sheet) within 60 days after the date hereof. Buyer and the Shareholder shall jointly review the Final Balance Sheet, endeavor in good faith to resolve all disagreements regarding the entries thereon and reach a final determination thereof within 90 days from the date hereof. Within 10 days of reaching such final determination, the following adjusting payments shall be made:

(1) If the sum of (A) the Final Net Current Value of the Company (defined below) plus (B) $64,234.19, which represents the amount of funds expended by the Company since the Balance Sheet Date (as defined in Section 2.1.6 hereof) for the purchase of capital equipment that the parties hereto have agreed expands the capability of the Company's business (the Capital Expenditure Amount), exceeds the 8/31 Net Current Value of the Company (defined below), Buyer shall pay to the Shareholder the amount of such excess (the Cash Adjustment Payment).

(2) If the sum of (A) the Final Net Current Value of the Company plus (B) the Capital Expenditure Amount is less than the 8/31 Net Current Value of the Company, the Shareholder shall pay to Buyer the amount of such difference.

The term Final Net Current Value of the Company means the dollar value of the amount by which (i) the Total Current Assets plus the Total Other Assets as recorded on the Final Balance Sheet exceeds (ii) the Total Liabilities as recorded on the Final Balance Sheet. The term Net Current Value of the Company means the dollar value of the amount by which (i) the Total Current Assets plus the Total Other Assets as recorded on the 8/31 Balance Sheet (as defined in Section 2.1.6 hereof) exceeds (ii) the Total Liabilities as recorded on the 8/31 Balance Sheet.

                                    ARTICLE 2

                         Representations and Warranties


2.1.  Representations  and  Warranties  of  the  Shareholder.   The  Shareholder
represents and warrants to Buyer as follows:

2.1.1. Organization and Standing. Each of the Company and the Company Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

2.1.2. Agreement Authorized and its Effect on Other Obligations. The Shareholder is a resident of Texas, above the age of 18 years, and has the legal capacity and requisite power and authority to enter into, and perform his or her obligations under this Agreement. This Agreement is a valid and binding obligation of the Shareholder enforceable against the Shareholder (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement by the Shareholder will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the charter or bylaws of the Company or
(ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which the Company or the Shareholder is a party or by which the Company or the Shareholder or their respective properties are bound.

2.1.3. Capitalization. The authorized capitalization of the Company consists of 3,000 shares of Company Common Stock, of which, as of the date hereof, 1,000 shares (the Company Shares ) were issued and outstanding and held beneficially and of record by the Shareholder. On the date hereof, the Company does not have any outstanding options, warrants, calls or commitments of any character relating to any of its authorized but unissued shares of capital stock. All issued and outstanding shares of Company Common Stock are validly issued, fully paid and non-assessable and are not subject to preemptive rights. None of the outstanding shares of Company Common Stock is subject to any voting trusts, voting agreement or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect thereto. The authorized capitalization of Industrial consists of 50,000 shares of common stock, par value $1.00 per share (Industrial Common Stock ), of which, as of the date hereof, 375 shares (the Industrial Shares ) were issued and outstanding and held beneficially and of record by the Company. On the date hereof, Industrial does not have any outstanding options, warrants, calls or commitments of any character relating to any of its authorized but unissued shares of capital stock. All issued and outstanding shares of Industrial Common Stock are validly issued, fully paid and non-assessable and are not subject to preemptive rights. None of the outstanding shares of Industrial Common Stock is subject to any voting trusts, voting agreement or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect thereto. The authorized capitalization of Jeter consists of 25,000 shares of common stock, par value $1.00 per share (Jeter Common Stock ), of which, as of the date hereof, 500 shares (the Jeter Shares ) were issued and outstanding and held beneficially and of record by the Company. On the date hereof, Jeter does not have any outstanding options, warrants, calls or commitments of any character relating to any of its authorized but unissued shares of capital stock. All issued and outstanding shares of Jeter Common Stock are validly issued, fully paid and non-assessable and are not subject to preemptive rights. None of the outstanding shares of Jeter Common Stock is subject to any voting trusts, voting agreement or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect thereto. The authorized capitalization of Transportation consists of 50,000 shares of common stock, par value $1.00 per share (Transportation Common Stock ), of which, as of the date hereof, 892.86 shares (the Transportation Shares ) were issued and outstanding and held beneficially and of record by the Company. On the date hereof, Transportation does not have any outstanding options, warrants, calls or commitments of any character relating to any of its authorized but unissued shares of capital stock. All issued and outstanding shares of Transportation Common Stock are validly issued, fully paid and non-assessable and are not subject to preemptive rights. None of the outstanding shares of Transportation Common Stock is subject to any voting trusts, voting agreement or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect thereto.

2.1.4. Ownership of Shares. The Shareholder holds good and valid title to all of the Company Shares, free and clear of all Encumbrances. The Shareholder possesses full authority and legal right to sell, transfer and assign to Buyer the Company Shares, free and clear of all Encumbrances. Upon transfer to Buyer by the Shareholder of the Company Shares, Buyer will own the Company Shares free and clear of all Encumbrances. There are no claims pending or, to the knowledge of the Shareholder, threatened, against the Company or the Shareholder that concern or affect title to the Company Shares, or that seek to compel the issuance of capital stock or other securities of the Company. The Company holds good and valid title to all of the Industrial Shares, the Jeter Shares and the Transportation Shares, free and clear of all Encumbrances. There are no claims pending or, to the knowledge of the Shareholder, threatened, against Industrial, Jeter, Transportation or the Shareholder that concern or affect title to the Industrial Shares, the Jeter Shares or the Transportation Shares, or that seek to compel the issuance of capital stock or other securities of Industrial, Jeter or Transportation.

2.1.5. No Subsidiaries. Other than the Company Subsidiaries, there is no corporation, partnership, joint venture, business trust or other legal entity in which the Company, either directly or indirectly through one or more intermediaries, owns or holds beneficial or record ownership of at least a majority of the outstanding voting securities.


2.1.6. Financial Statements. The Company has delivered to Buyer copies of the consolidated unaudited balance sheet of the Company and the Company Subsidiaries (the 8/31 Balance Sheet ) and related consolidated statement of income, copies of each of which are attached hereto as Schedule 2.1.6 (collectively, the 8/31 Financial Statements ), as at and for the two(2) months ended August 31, 1997 (the Balance Sheet Date ). The 8/31 Financial Statements are complete in all respects, except as hereinafter described. The 8/31 Financial Statements present fairly the consolidated financial condition of the Company and the Company Subsidiaries as at the dates and for the periods indicated, except as hereinafter described. The 8/31 Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except that Federal and State income taxes were not accrued. The accounts receivable reflected in the 8/31 Balance Sheet, or which have been thereafter acquired by the Company or the Company Subsidiaries, have been collected or are collectible at the aggregate recorded amounts thereof less applicable reserves, which reserves are adequate. The inventories of the Company and the Company Subsidiaries reflected in the 8/31 Balance Sheet, or which have thereafter been acquired by them, consist of items of a quality usable and salable in the normal course of their business, and the values at which inventories are carried are at the lower of cost or market.

2.1.7. Liabilities. Except as disclosed on Schedule 2.1.7 hereto, neither the Company nor any of the Company Subsidiaries has any liabilities or obligations, either accrued, absolute or contingent, nor does the Shareholder have any knowledge of any potential liabilities or obligations, other than those (i) incurred in the ordinary course of business since the Balance Sheet Date that would not adversely affect the value and conduct of the business of the Company or any of the company Subsidiaries or (ii) reflected or reserved against in the 8/31 Balance Sheet.

2.1.8.   Additional  Company  Information.   Attached  as
Schedule 2.1.8 hereto are true, complete and correct lists of the following items:

2.1.8.1. Real Estate. All real property and structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by the Company or any of the Company Subsidiaries, with a description of the nature and amount of any Encumbrances (defined below) thereon. The term Encumbrances means all liens, security interests, pledges, mortgages, deed of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind or nature;

2.1.8.2. Machinery and Equipment. All rigs, carriers, rig equipment, machinery, transportation equipment, tools, equipment, furnishings, and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment, by the Company or any of the Company Subsidiaries with a description of the nature and amount of any Encumbrances thereon;

2.1.8.3. Inventory. All inventory items or groups of inventory items owned by the Company or any of the Company Subsidiaries, excluding raw materials and work in process, which raw materials and work in process are valued on the 8/31 Balance Sheet, together with the amount of any Encumbrances thereon;

2.1.8.4. Receivables. All accounts and notes receivable of the Company or any of the Company Subsidiaries, together with (i)aging schedules by invoice date and due date, (ii)the amounts provided for as an allowance for bad debts, (iii)the identity and location of any asset in which the Company or any of the Company Subsidiaries holds a security interest to secure payment of the underlying
indebtedness,   and  (iv)a   description  of  the  nature  and  amount  of  any
Encumbrances on such accounts and notes receivable;

2.1.8.5. Payables. All accounts and notes payable of the Company or any of the Company Subsidiaries, together with an appropriate aging schedule.

2.1.8.6. Insurance. All insurance policies (including title insurance policies) or bonds currently maintained by the Company or any of the Company Subsidiaries,
including   those  covering  the  Company's  (and  the  Company   Subsidiaries)
properties, rigs, machinery, equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

2.1.8.7. Contracts. All contracts, including leases under which the Company or any of the Company Subsidiaries is lessor or lessee, which are to be performed in whole or in part after the date hereof;

2.1.8.8. Employee Compensation Plans. All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other employee benefit or fringe benefit plans, arrangements or trust agreements of the Company or any of the Company Subsidiaries and any employee benefit plan maintained by the Company or any of the Company Subsidiaries (collectively, Employee Plans ), together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any governmental agency and all Internal Revenue Service determination letters and other correspondence from governmental entities that have been received with respect to such plans, arrangements or agreements;

2.1.8.9. Certain Salaries. The names and salary rates of all present employees of the Company and all employees of each of the Company Subsidiaries, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of this Agreement;

2.1.8.10. Bank Accounts. The name of each bank in which the Company or any of the Company Subsidiaries has an account and the names of all persons authorized to draw thereon;

2.1.8.11. Employee Agreements. Any collective bargaining agreements of the Company or any of the Company Subsidiaries with any labor union or other representative of employees, including amendments, supplements, and written or oral understandings, and all employment and consulting and severance agreements of the Company and the Company Subsidiaries;

2.1.8.12. Intellectual Property. All patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the Intellectual Property ) used by the Company or any of the Company Subsidiaries;

2.1.8.13. Trade Names. All trade names, assumed names and fictitious names used or held by the Company or any of the Company Subsidiaries, whether and where such names are registered and where used;

2.1.8.14. Licenses and Permits. All permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, licenses and other rights of every kind and character
(collectively,   the  Permits  )  of  the  Company  and  each  of  the  Company
Subsidiaries under which they conducts their business.

2.1.8.15. Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements of the Company or any of the Company Subsidiaries relating thereto or with respect to collateral securing the same;

2.1.8.16. Guaranties. All indebtedness, liabilities and commitments of others and as to which the Company or any of the Company Subsidiaries is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor and all letters of credit, whether stand-by or documentary, issued by any third party;

2.1.8.17. Reserves and Accruals. All accounting reserves and accruals maintained in the 8/31 Balance Sheet;

2.1.8.18. Leases. All leases to which the Company or any of the Company Subsidiaries is a party; and

2.1.8.19. Environment. All environmental permits, approvals, certifications, licenses, registrations, orders and decrees applicable to current operations conducted by the Company and the Company Subsidiaries and all environmental audits, assessments, investigations and reviews conducted by the Company or any of the Company Subsidiaries within the last five years or otherwise in the possession of the Company or any of the Company Subsidiaries on any property owned, leased or used by the Company or any of the Company Subsidiaries.

2.1.9. No Defaults. Except as disclosed on Schedule 2.1.8 hereto, neither the Company nor any of the Company Subsidiaries is a party to, or bound by, any contract or arrangement of any kind to be performed after the date hereof, nor is the Company or any of the Company Subsidiaries in default in any obligation or covenant on its part to be performed under any obligation, lease, contract, order, plan or other arrangement.

2.1.10.  Absence of Certain Changes and Events.  Except as disclosed on Schedule
2.1.10 hereto, since the Balance Sheet Date, there has not been:

2.1.10.1. Financial Change. Any adverse change in the financial condition, backlog, operations, assets, liabilities or business of the Company or any of the Company Subsidiaries;

2.1.10.2. Property Damage. Any damage, destruction, or loss to the business or properties of the Company or any of the Company Subsidiaries (whether or not covered by insurance);

2.1.10.3. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the Company Common Stock, the Industrial Common Stock, the Jeter Common Stock, or the Transportation Common Stock or any direct or indirect redemption, purchase or any other acquisition of any such stock;

2.1.10.4. Capitalization Change. Any change in the capital stock or in the number of shares or classes of the authorized or outstanding capital stock of the Company or any of the Company Subsidiaries as described in Section 2.1.3 hereof;

2.1.10.5. Labor Disputes. Any labor or employment dispute of whatever nature involving employees of the Company or any of the Company Subsidiaries; or

2.1.10.6. Other Adverse Changes. Any other event or condition known to the Shareholder particularly pertaining to and adversely affecting the operations, assets or business of the Company or any of the Company Subsidiaries.

2.1.11. Taxes. All federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs, duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by the Company and each of the Company Subsidiaries for each period for which any such returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all such returns are true and correct; the Company and each of the Company Subsidiaries have only done business in Oklahoma and Texas; all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by the Company or the applicable Company Subsidiary; and the tax provision reflected in the 8/31 Balance Sheet is adequate, in accordance with generally accepted accounting principles, to cover liabilities of the Company and each of the Company Subsidiaries at the date thereof for all taxes, including any assessed interest, assessed penalties and additions to taxes of any character whatsoever applicable to the Company or any of the Company Subsidiaries or their assets or business, except that no Federal or State income taxes were accrued on the 8/31 Balance Sheet. No waiver of any statute of limitations executed by the Company or any of the Company Subsidiaries with respect to any income or other tax is in effect for any period. The income tax returns of the Company and each of the Company Subsidiaries have never been examined by the Internal Revenue Service or the taxing authorities of any other jurisdiction, except as set out in Schedule 2.1.11.. There are no tax liens on any assets of the Company or any of the Company Subsidiaries except for taxes not yet currently due. Neither the Company nor any of the Company Subsidiaries is subject to any tax-sharing or allocation agreement. Neither the Company nor any of the Company Subsidiaries is, or has ever attempted to become, a Subchapter S-Corporation under the Internal Revenue Code of 1986, as amended (the Code ). Neither the Company nor any of the Company Subsidiaries is, or has ever been, a member of a consolidated group subject to Treasury Regulation 1.1502-6 or any similar provision adopted under the Code.

2.1.12. Intellectual Property. The Company owns or possesses licenses to use all Intellectual Property that is either material to the business of the Company or any of the Company Subsidiaries or that is necessary for the rendering of any services rendered by the Company or any of the Company Subsidiaries and the use or sale of any equipment or products used or sold by the Company or any of the Company Subsidiaries, including all such Intellectual Property listed in
Schedule 2.1.8 hereto (the Required Intellectual Property ). The Required Intellectual Property is owned or licensed by the Company or one of the Company Subsidiaries free and clear of any Encumbrance. Neither the Company nor any of the Company Subsidiaries have granted to any other person any license to use any Required Intellectual Property. Neither the Company nor any of the Company Subsidiaries have received any notice of infringement, misappropriation, or conflict with, the Intellectual Property rights of others in connection with the use by their use of the Required Intellectual Property or otherwise in connection with the operation of their businesses.

2.1.13. Title to and Condition of Assets. Except as disclosed on Schedule 2.1.13 hereto, the Company and each of the Company Subsidiaries have good, indefeasible and marketable title to all of their properties, interests in properties, and assets, real and personal, reflected in the 8/31 Balance Sheet or in
Schedule 2.1.8 hereto, free and clear of any Encumbrance of any nature whatsoever, except (i)Encumbrances reflected in the 8/31 Balance Sheet or in
Schedule 2.1.8 hereto, (ii)liens for current taxes not yet due and payable, and
(iii)such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which the Company or any of the Company Subsidiaries leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by the Company or the applicable Company Subsidiary and in respect to which neither the Company nor the applicable Company Subsidiary has not taken adequate steps to prevent a default from occurring. The buildings and premises of the Company and each of the Company Subsidiaries that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All rigs, rig equipment, machinery, transportation equipment, tools and other major items of equipment of the Company and each of the Company Subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations. To the best of the Shareholders knowledge, all such assets conform to all applicable laws governing their use. No notice of any violation of any law, statute, ordinance, or regulation relating to any such assets has been received by the Company, any of the Company Subsidiaries or the Shareholder, except such as have been fully complied with.

2.1.14. Contracts. All contracts, leases, plans or other arrangements to which the Company or any of the Company Subsidiaries is a party, by which any of them are bound or to which any of them or their assets are subject are in full force and effect, and constitute valid and binding obligations of the Company or the applicable Company Subsidiary. Neither the Company nor any of the Company Subsidiaries is, and to the knowledge of the Shareholder, no other party to any such contract, lease, plan or other arrangement is, in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder. No contract has been entered into on terms which could reasonably be expected to have an adverse effect on the Company or any of the Company Subsidiaries. The Shareholder has not received any information which would cause the Shareholder to conclude that any customer of the Company or any of the Company Subsidiaries will (or is likely to) cease doing business with the Company or the applicable Company Subsidiary (or their successors) as a result of the consummation of the transactions contemplated hereby.

2.1.15. Licenses and Permits. The Company and each of the Company Subsidiaries possess all Permits necessary under law or otherwise for the Company and each of the Company Subsidiaries to conduct their businesses as now being conducted and to construct, own, operate, maintain and use their assets in the manner in which they are now being constructed, operated, maintained and used, including all such Permits listed in Schedule 2.1.8 hereto (collectively, the Required Permits ). Each of the Required Permits and the rights of the Company and each of the Company Subsidiaries with respect thereto are valid and subsisting, in full force and effect, and enforceable by the Company or the applicable Company Subsidiary subject to administrative powers of regulatory agencies having jurisdiction. The Company and each of the Company Subsidiaries is in compliance in all respects with the terms of each of the Required Permits. None of the Required Permits have been, or to the knowledge of the Shareholder, is threatened to be, revoked, canceled, suspended or modified.

2.1.16. Litigation. Except as set forth in Schedule 2.1.16 hereto, there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which the Company or any of the Company Subsidiaries is a party or, to the knowledge of the Shareholder, might become a party or which particularly affects the Company, any of the Company Subsidiaries or their assets, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of the Company or any of the Company Subsidiaries, pending or, to the knowledge of the Shareholder, threatened.

2.1.17. Environmental Compliance.

2.1.17.1. Environmental Conditions. There are no environmental conditions or circumstances, including, without limitation, the presence or release of any Substance of Environmental Concern (defined below), on any property presently or previously owned, leased or operated by the Company or any of the Company Subsidiaries, or on any property to which any Substance of Environmental Concern or waste generated by the operations of the Company or any of the Company Subsidiaries or the use of their assets were disposed of, which would have an adverse effect on the business or business prospects of the Company. The term Substance of Environmental Concern means (a) any gasoline, petroleum (including crude oil or any fraction thereof), petroleum product, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutant, contaminant, radiation and any other substance of any kind, whether or not any such substance is defined as toxic or hazardous under any Environmental Law (as defined in Section 2.1.17.3 hereof), that is regulated pursuant to or could give rise to liability under any Environmental Law;

2.1.17.2. Permits, etc. The Company and each of the Company Subsidiaries have, and within the period of all applicable statute of limitations have had, in full force and effect all environmental Permits required to conduct their operations, and are, within the period of all applicable statutes of limitations has been, operating in compliance thereunder;

2.1.17.3. Compliance. The operations of the Company and each of the Company Subsidiaries and the use of their assets are, and within the period of all applicable statutes of limitations, have been in compliance with applicable Environmental Law. Environmental Law as used herein means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, and other legally enforceable requirements (including, without limitation, common law) of the United States, or any State, local, municipal or other governmental authority or quasi-governmental authority, regulating, relating to, or imposing liability or standards of conduct concerning protection of the environmental or of human health, or employee health and safety as from time to time has been or is now in effect.

2.1.17.4. Environmental Claims. No notice has been received by the Company, any of the Company Subsidiaries or the Shareholder from any entity, governmental agency or individual regarding any existing, pending or threatened investigation, inquiry, enforcement action. litigation, or liability, including, without limitation any claim for remedial obligations, response costs or contribution, relating to any Environmental Law;

2.1.17.5. Enforcement. Neither the Company nor any of the Company Subsidiaries nor, to the knowledge of the Shareholder, any predecessor of the Company or any of the Company Subsidiaries or other party acting on behalf of the Company or any of the Company Subsidiaries, has entered into or agreed to any consent, decree, order, settlement or other agreement, nor is subject to any judgment, decree, order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law;

2.1.17.6. Liabilities. Neither the Company nor any of the Company Subsidiaries has not assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law;

2.1.17.7. Renewals. The Shareholder does not know of any reason the Company or any of the Company Subsidiaries (or their successors) would not be able to renew without material expense any of the permits, licenses, or other authorizations required pursuant to any Environmental Law to use any of the assets or conduct any of the current or planned operations of the Company or any of the Company Subsidiaries; and

2.1.17.8. Asbestos and PCBs. No material amounts of friable asbestos currently exist on any property owned or operated by the Company or any of the Company Subsidiaries, nor do polychlorinated biphenyls exist in concentrations of 50 parts per million or more in electrical equipment owned or being used by the Company or any of the Company Subsidiaries in their operations or on their properties.

2.1.18. Compliance with Other Laws. Neither the Company nor any of the Company Subsidiaries is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational Safety and Health Act (29 U.S.C. ''651 et seq.) as amended, or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality.


2.1.19. ERISA Plans or Labor Issues. For purposes of this Section 2.1.19., the term Company shall collectively refer to the Company, each Company Subsidiary and each other entity which is treated as a single employer with the Company or a Company Subsidiary under Section 414 of he Code. Except as identified in
Schedule 2.1.8., the Company does not currently sponsor, maintain or contribute to, and has not at any time sponsored, maintained or contributed to any Employee Plan (as defined in Section 2.1.8.8. hereof) or any other employee benefit plan which is or was subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA ), in which any of its employees are or were participants (whether or not on an active or frozen basis). Each Employee Plan set forth in Schedule 2.1.8. hereto complies currently, and has complied in the past, in form and operation, with the applicable provisions of ERISA, the Code and other applicable laws including, without limitation, the timely filing of all 5500 series forms. Also, with respect to each employee Plan, the Company has not engaged in any prohibited transaction or any violation of its fiduciary duties to such plan. All contributions required to be made to each Employee Plan under the terms of such Employee Plan, ERISA or other applicable law have been timely made and there are no delinquent contributions as of the Closing Date. None of the Employee Plans (i) is a multiemployer plan (as defined in Section 3(37) of ERISA), (ii) is a defined benefit pension plan subject to Title IV of ERISA, (iii) is a voluntary employees beneficiary association within the meaning of Code Section 501(c)(9), (iv) provides for medical or other insurance benefits to current or future retired employees or former employees of the Company (other than as required for group health plan continuation coverage under Code Section 4980B (COBRA ) or applicable state law), or (v) obligates the Company to pay any benefits solely as a result of any change in control of the Company. During the six years preceding the Closing Date, (i) no under-funded pension plan subject to Section 412 of the Code has been transferred out of the Company and (ii) the Company has not participated in or contributed to, or had an obligation to contribute to any multiemployer plan (as defined in ERISA Section 3(37)) and has no withdrawal liability with respect to any multiemployer plan. There are no claims or lawsuits which have been asserted, instituted or threatened against any Employee Plan by any fiduciary or participant of such plan, except routine claims for benefits thereunder. The Company has no collective bargaining agreements with any labor union or other representative of employees. The Company has not engaged in any unfair labor practices. The Company has no pending or threatened dispute with any of its existing or former employees.

2.1.20.   Investigations;   Litigation.   No  investigation  or  review  by  any
governmental entity with respect to the Company or any of the Company Subsidiaries or any of the transactions contemplated by this Agreement is pending or, to the knowledge of the Shareholder, threatened, nor has any governmental entity indicated to the Company or any of the Company Subsidiaries an intention to conduct the same, and there is no action, suit or proceeding pending or, to the knowledge of the Shareholder, threatened against or affecting the Company or any of the Company Subsidiaries at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, that either individually or in the aggregate, does or is likely to result in an adverse change in the financial condition, properties or business of the Company or any of the Company Subsidiaries.

2.1.21. Absence of Certain Business Practices. Neither the Company nor any of the Company Subsidiaries nor any of their officers, employees or agents, nor any other person acting on their behalf, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the business of the Company or any of the Company Subsidiaries(or to assist them in connection with any actual or proposed transaction) which (i) might subject the Company or any of the Company
Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had an adverse effect on the assets, business or operations of the Company or any of the Company Subsidiaries, or (iii) if not continued in the future, might adversely affect the assets, business operations or prospects of the Company or any of the Company Subsidiaries or which might subject the Company or any of the Company Subsidiaries to suit or penalty in a private or governmental litigation or proceeding.

2.1.22. No Untrue Statements. The Shareholder has made available to Buyer true, complete and correct copies of all contracts, documents concerning all litigation and administrative proceedings, licenses, permits, insurance policies, lists of suppliers and customers, and records relating principally to the assets and businesses of the Company and each of the Company Subsidiaries, and such information covers all commitments and liabilities of the Company and each of the Company Subsidiaries relating to their business or the assets. This Agreement and the agreements and instruments to be entered into in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading in any material respect.


2.1.23. Consents and Approvals. No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by the Shareholder in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

2.1.24. Finders Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Shareholder and his counsel directly with Buyer and its counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finders fee or any similar payments.

2.2. Representations and Warranties of Buyer. Buyer represents and warrants to the Shareholder as follows

2.2.1. Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

2.2.2. Agreement Authorized and its Effect on Other Obligations. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer, and this Agreement is a valid and binding obligation of Buyer enforceable (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement by Buyer will not conflict with or result in a violation or breach of any term or provision of, or constitute a default under (a) the Certificate of Incorporation or Bylaws of Buyer or (b) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Buyer or any of its property is bound.

2.2.3. Consents and Approvals. No consent, approval or authorization of, or filing of a registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by Buyer in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

2.2.4. Finders Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer and its counsel directly with the Company and the Shareholder and his counsel, without the intervention by any other person as the result of any act of Buyer in such a manner as to give rise to any valid claim against any of the parties hereto for any brokerage commission, finders fee or any similar payments.

                                    ARTICLE 3

                              Additional Agreements

3.1. Noncompetition. Except as otherwise consented to or approved in writing by Buyer, the Shareholder agrees that for a period of 42 months from the date hereof, he will not, directly or indirectly, acting alone or as a member of a partnership or as an officer, director, employee, consultant, representative, holder of, or investor in as much as 5% of any security of any class of any corporation or other business entity (i) engage in competition with the business or businesses conducted by the Company, any of the Company Subsidiaries, on the date hereof, or in any service business the services of which are provided and marketed by the Company, any of the Company Subsidiaries, on the date hereof in any state of the United States, or any foreign country in which the Company, any of the Company Subsidiaries, transacts business on the date hereof; (ii) request any present customers or suppliers of the Company, any of the Company Subsidiaries, to curtail or cancel their business with the Company, any of the Company Subsidiaries, (iii) disclose to any person, firm or corporation any trade, technical or technological secrets of the Company, any of the Company
Subsidiaries, Buyer or any affiliate of Buyer or any details of their organization or business affairs or (iv) induce or actively attempt to influence any employee of the Company, any of the Company Subsidiaries, Buyer or any affiliate of Buyer to terminate his employment with such entity. The Shareholder agrees that if either the length of time or geographical area set forth in this
Section 3.1 is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances. The obligations expressed in this Section 3.1 are in addition to any other obligations that the Shareholder may have under the laws of any jurisdiction in which they do business requiring an employee of a business or a shareholder who sells his stock in a corporation (including a disposition in a merger) to limit his activities so that the goodwill and business relations of his employer and of the corporation whose stock he has sold (and any successor corporation) will not be materially impaired. The Shareholder further agrees and acknowledges that the Company, each of the Company Subsidiaries and Buyer do not have any adequate remedy at law for the breach or threatened breach by the Shareholder of this covenant, and agree that the Company, each of the Company Subsidiaries or Buyer may, in addition to the other remedies which may be available to it hereunder, file a suit in equity to enjoin the Shareholder from such breach or threatened breach. If any provisions of this Section 3.1 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. The Shareholder acknowledges that the covenants set forth in this Section 3.1 are being executed and delivered by such Shareholder in consideration of the covenants of Buyer contained in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged.


3.2. Facility Lease. From the date hereof, the Shareholder hereby agrees to lease to the Company its current facilities in Woodward, Oklahoma pursuant to the terms and provisions of those certain Lease Agreements of even date herewith by and between the Company and the Shareholder executed and delivered in connection herewith.

3.3. Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby.

                                    ARTICLE 4

                                 Indemnification

4.1. Indemnification by the Shareholder. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, the Shareholder shall indemnify, defend and hold harmless the Company, Buyer and their affiliates and their respective officers, directors, employees, agents and stockholders (collectively, the Buyer Indemnified Parties ), against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable fees and expenses of attorneys, consultants and experts (collectively, the Damages ) that the Buyer Indemnified Parties shall incur or suffer, which arise, result from or relate to (i) any breach by the Shareholder of (or the failure of the Shareholder to perform) his representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Buyer by the Shareholder under this Agreement or (ii) [scheduled liabilities].

4.2. Indemnification by Buyer. In addition to any other remedies available to the Shareholder under this Agreement, or at law or in equity, Buyer shall indemnify, defend and hold harmless the Shareholder against and with respect to any and all Damages that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to the Shareholder by or on behalf of Buyer under this Agreement.

4.3. Indemnification Procedure. In the event that any party hereto discovers or otherwise becomes aware of an indemnification claim arising under Section 4.1 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to Section 4.1 hereof, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld or delayed.

                                    ARTICLE 5

                                  Miscellaneous

5.1. Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements made by the parties hereto shall survive indefinitely without limitation, notwithstanding any investigation made by or on behalf of any of the parties hereto. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive indefinitely despite any investigation made by any party hereto or on its behalf.

5.2. Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.


5.3. Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

5.4. Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested:

If to Buyer


Addressed to:                                                 With a copy to:

WellTech Eastern, Inc.                               Porter & Hedges, L.L.P.
Two Tower Center, Tenth Floor                        700 Louisiana, 35th Floor
East Brunswick, New Jersey 08816                     Houston, Texas 77210-4744
Attn: General Counsel                                Attn: Samuel N. Allen
Facsimile:  (908) 247-5148                           Facsimile:  (713) 228-1331

If to Shareholder

Addressed to:                                                 With a copy to:

Donald R. Jeter                                      Donald C. Gaston, Esq.
HC 51 Box 122E, Suite 302                            P. O. Box 887
Graford, Texas 76449                                 Woodward, Oklahoma   73802
                                                     Facsimile: (580) 254-5314


Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

5.5. Table of Contents and Captions. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

5.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.


5.7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

5.8. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Oklahoma.

IN WITNESS WHEREOF, the Shareholder has executed this Agreement and Buyer has caused this Agreement to be signed in its corporate names by its duly authorized representative, all as of the day and year first above written.


WELLTECH EASTERN, INC.


By:

Name:

Title:




SHAREHOLDER




Donald R. Jeter